Exhibit 3.1.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “STELCO ACQUISITION CORP.”, CHANGING ITS NAME FROM “STELCO ACQUISITION CORP.” TO “BI ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF AUGUST, A.D. 2019, AT 6 O’ CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
7504476 8100	Authentication: 203503361
SR# 20196796122	Date: 08-29-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 06:00 PM 08/29/2019
FILED 06:00 PM 08/29/2019
SR 20196796122 - File Number 7504476

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

STELCO ACQUISITION CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of Stelco Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”), in accordance with the applicable provisions of Section 141(f) of the DGCL, by written consent filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”);

RESOLVED, that Article I of the Certificate of Incorporation be amended by deleting it in its entirety and replacing such Article with the following:

“The name of the corporation is BI Acquisition Corp. (the “Corporation”).”

SECOND: That in lieu of a meeting and vote of sole stockholder of the Corporation (the “Stockholder”), the Stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

FOURTH: The aforesaid amendment shall be effective on the date of the filing of this Certificate of Amendment of Certificate of Incorporation (this “Certificate”) with the office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 29th day of August, 2019.

STELCO ACQUISITION CORP.

By:	/s/ David Cheney
Name:	David Cheney
Title:	Chief Executive Officer

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